UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

APELLIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

APELLIS PHARMACEUTICALS, INC.

6400 Westwind Way, Suite A,

Crestwood, Kentucky 40014

(502) 241-4114

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 annual meeting of stockholders, or the Annual Meeting, of Apellis Pharmaceuticals, Inc. which is scheduled to be held on Monday, June 4, 2018 at 11:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109.

Only stockholders who owned shares of our common stock at the close of business on April 10, 2018 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of one Class I director to hold office until the 2021 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of thereof.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at https://www.proxydocs.com/APLS. The board of directors recommends that you vote in favor of each of proposals one and two as outlined in the attached proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials via the Internet under the “notice and access” rules of the Securities and Exchange Commission. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2017, or the 2017 Annual Report. We plan to mail the Notice on or about April 27, 2018, and the Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2017 Annual Report, and a form of proxy card.

We cordially invite all stockholders to attend the Annual Meeting in person. Stockholders of record at the close of business on April 10, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet by visiting https://www.proxypush.com/APLS, by telephone by calling 866-362-4346 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

/s/ Cedric Francois Cedric Francois President and Chief Executive Officer

Crestwood, Kentucky

April 25, 2018

APELLIS PHARMACEUTICALS, INC.

PROXY STATEMENT

6400 Westwind Way, Suite A,

Crestwood, Kentucky 40014

(502) 241-4114

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Apellis Pharmaceuticals, Inc., or the Annual Meeting, to be held on Monday, June 4, 2018 at 11:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109. The board of directors of Apellis is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Apellis,” “the Company,” “we,” “us,” “our” and similar terms refer to Apellis Pharmaceuticals, Inc.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2017, or the 2017 Annual Report. We are sending the Notice on or about April 27, 2018, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2017 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 4, 2018:

This proxy statement and our 2017 Annual Report are

available for viewing, printing and downloading at https://www.proxydocs.com/APLS.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Apellis Pharmaceuticals, Inc. 6400 Westwind Way, Suite A, Crestwood, Kentucky 40014. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	to elect one Class I director to hold office until the 2021 annual meeting of stockholders;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of one Class I director to serve as the class I director on our board of directors for a three-year term; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2017 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 10, 2018, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 10, 2018, there were 50,433,396 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice and in the section titled “How to Vote” on page 3 of this proxy statement.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, are sending our stockholders and beneficial owners a copy of the Notice instead of paper copies of this proxy statement, our proxy card, and our 2017 Annual Report. We plan to send the Notice on or after April 25, 2018. Detailed instructions on how to access these materials via the Internet may be found in the Notice. This proxy statement and our 2017 Annual Report are available for viewing, printing and downloading on the Internet at https://www.proxydocs.com/APLS.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below.

•	By Telephone. You may transmit your proxy over the phone by calling 866-362-4346 and following the instructions provided in the Notice and on the proxy card. You will need to have your Notice or proxy card in hand when you call.

•	Via the Internet. You may transmit your proxy via the Internet by following the instructions provided in the Notice and on the proxy card. You will need to have your Notice or proxy card in hand when you access the website. The website is available at https://www.proxypush.com/apls.

•	By Mail. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•	In Person at the Annual Meeting. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. You may obtain directions to the location of the Annual Meeting by calling our offices at (502) 241-4114.

Telephone and Internet voting for stockholders of record will be available up until 5:00 p.m. Eastern time on June 3, 2018, and mailed proxy cards must be received by 5:00 p.m. Eastern time on June 3, 2018 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018 (Proposal No. 2) is a matter considered discretionary under applicable rules. A broker or other nominee generally may exercise discretionary authority and vote on discretionary matters. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal No. 2.

Votes Required to Elect a Director and Ratify Appointment of Ernst & Young LLP

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on either of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•	by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or

•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF ONE CLASS I DIRECTOR

Our board of directors currently consists of five members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (class I, class II and class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I director is Stephanie Monaghan O’Brien, and her term expires at the Annual Meeting;

•	the class II directors are A. Sinclair Dunlop and Alec Machiels, and their term expires at the annual meeting of stockholders to be held in 2019; and

•	the class III directors are Gerald Chan and Cedric Francois, and their term expires at the annual meeting of stockholders to be held in 2020.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Stephanie Monaghan O’Brien for election as the class I director at the Annual Meeting. Ms. O’Brien is presently a director, and has indicated a willingness to continue to serve as director, if elected. If Ms. O’Brien becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs:

Nominees for Election as Class I Director

Biographical information as of April 23, 2018, including principal occupation and business experience during the last five years, for our nominee for election as the class I director at our Annual Meeting is set forth below.

Class I Director Nominee

Age
Stephanie Monaghan O’Brien has served as a member of our board of directors since July 2013. Ms. O’Brien has been a member of the investment team at Morningside since 1997. She has served as a director of Aduro Biotech Inc., a publicly-traded company, since 2011, and as a director of numerous private nonclinical and clinical-stage companies developing drugs across a broad spectrum of therapeutic focus, including oncology and immunotherapy, and has extensive experience providing operational and management oversight to venture-backed technology companies. She has also facilitated multiple financings for public and private companies such as Dendreon Corporation, BioVex Group, Inc., Stealth Biotherapeutics Inc. and Sohu.com. Prior to joining Morningside, Ms. O’Brien spent nine years as a corporate lawyer with Hale and Dorr in its Boston and Washington, D.C. offices, working primarily on public offerings, venture capital finances and start-up companies. She previously worked at Chase Manhattan Bank, working in international portfolio analysis. She received her A.B., cum laude, from Harvard College and her J.D. from New York University School of Law. We believe that Ms. O’Brien is qualified to serve on our board of directors because of her strong background working with biotechnology companies and her extensive experience serving on the boards of both public and private companies.	59

The proxies will be voted in favor of Ms. O’Brien unless a contrary specification is made in the proxy. Ms. O’Brien has consented to serve as a director if elected. However, if she is unable for any reason to serve as a director, proxies may be voted for a substitute who will be designated by our board of directors.

The board of directors recommends voting “FOR” the election of Stephanie Monaghan O’Brien as the class I director for a three-year term ending at the annual meeting of stockholders to be held in 2021.

Directors Continuing in Office

Biographical information as of April 23, 2018, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors (Term Expires at 2019 Annual Meeting)

Age
A. Sinclair Dunlop has served as a member of our board of directors since March 2010. Mr. Dunlop is a co-founder of venture capital fund Epidarex Capital, and has served as the Managing Partner since July 2010. Since 2005, Mr. Dunlop has served as the Managing Partner of venture capital fund Masa Life Science Ventures, LP. Mr. Dunlop currently serves on the board of directors of several private companies, including Potentia. Mr. Dunlop received his M.B.A. from Columbia Business School where he was the R.C. Kopf British-American Fellow in international business. He also received an M.A. with Honors in political economy from the University of Glasgow and an M.A. in international relations from the Maxwell School of Citizenship and Public Affairs at Syracuse University. We believe that Mr. Dunlop is qualified to serve on our board of directors because of his extensive investment and business experience.	46

Age

Alec Machiels is a co-founder of our company and has served as a member of our board of directors since September 2009. Since 2006, Mr. Machiels has served as a Partner at Pegasus Capital Advisors, L.P., a private equity firm that he joined in 2002. Mr. Machiels co-founded Potentia Pharmaceuticals, Inc., or Potentia, a private biotechnology company, the assets of which we purchased in September 2015, served as its Chief Executive Officer from 2001 to 2002 and has served as a director since 2001. Mr. Machiels serves on the board of directors of Creative Realities Inc. and the board of directors of several private companies, including Revon Systems, Inc., or Revon, which he cofounded. Mr. Machiels previously served on the board of directors of Molycorp, Inc. He started his career as a financial analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman, Sachs & Co. in New York from July 1996 until June 1999. Mr. Machiels received an M.B.A. from Harvard Business School in 2001. Mr. Machiels also received a license in law from KU Leuven Law School in Belgium and a masters in international economics from Konstanz University in Germany. We believe that Mr. Machiels is qualified to serve on our board of directors because of his strong background in financial management and investment in businesses and his experience serving on the boards of both public and private companies.	45

Class III Directors (Term Expires at 2020 Annual Meeting)

Age
Gerald Chan, D.Sc. has served as a member of our board of directors and as Chairman since July 2013. Dr. Chan co-founded Morningside, a private investment group with venture, private equity and property investments, in 1986. He has served as a member of the Global Advisory Council of the International Society for Stem Cell Research since 2008, the Global Advisory Council of Harvard University since 2012, the Dean’s Board of Advisors of the Harvard School of Public Health since 2011, the advisory board of the Johns Hopkins Nanjing Center since 2004 and has chaired the Innovation Advisory Committee of Wellcome Trust since 2016. Dr. Chan also has been a member of the board of directors of Hang Lung Group Limited since 1986, and Aduro Biotech Inc. since 2014. Dr. Chan received his B.S. and M.S. degrees in engineering from the University of California, Los Angeles, and his Master’s degree in medical radiological physics and Doctor of Science degree in radiation biology from Harvard University. He did his post-doctoral training at the Dana-Farber Cancer Institute. Dr. Chan was elected to membership in the American Academy of Arts and Sciences in 2017. We believe that Dr. Chan is qualified to serve on our board of directors because of his extensive experience in life science investments and serving on boards of directors.	67

Cedric Francois, M.D., Ph.D. is a co-founder of our company and has served as a member of our board of directors and as our President and Chief Executive Officer since our inception. Prior to co-founding our company, Dr. Francois co-founded Potentia. Dr. Francois serves on the board of directors of Liberate Medical, Inc. and Revon, which he cofounded. Dr. Francois has served as President and Chief Executive Officer at Potentia since 2001 and has served as a director of Potentia since 2003. Dr. Francois received his M.D. from the University of Leuven in Belgium and his Ph.D. in physiology from the University of Louisville. Following postgraduate training in pediatric and transplant surgery, Dr. Francois was a member of the research team that performed the first successful hand transplantation and of the Louisville Face Transplant Team, whose work supported hand transplantation in Lyon, France. We believe that Dr. Francois is qualified to serve on our board of directors because of his expertise and extensive leadership experience in immunology and immune system-mediated diseases and his extensive knowledge of our company based on his role as co-founder and Chief Executive Officer.	45

Executive Officers Who Are Not Directors

Biographical information as of April 23, 2018 for our executive officers who are not directors is listed below.

Age
Pascal Deschatelets, Ph.D., is a co-founder of our company and has served as our Chief Operating Officer since our inception. Dr. Deschatelets also co-founded Potentia and served as its Chief Operating Officer from 2001 to September 2016 and is a cofounder of Revon. Dr. Deschatelets received his Ph.D. in organic chemistry from the University of Montreal and his post-doctoral training in the laboratory of Dr. George Whitesides at Harvard University.	48

Steven Axon has served as our Chief Business Officer since January 2017. From 2005 to July 2016, Mr. Axon served at Merck Serono in Geneva and Boston in leadership roles in Corporate Strategy, Alliance Management and Business Development. Most recently, Mr. Axon served as Senior Vice President, Business Development with global responsibility for all late stage and commercial transactions. Prior to this, Mr. Axon was Global Head of Alliance Management with responsibility for over 40 strategic research and development collaborations. Prior to joining Merck Serono, Mr. Axon was Director of Strategy and Business Development at Serono in Geneva from 2005 until its acquisition by Merck KGaA in 2007. During the transition, Mr. Axon served as the Serono business lead for the Merck Serono integration. Mr. Axon received a B.Sc. and M.Sc. in biomechanical and biomedical engineering from the University of Toronto and his M.B.A. from the International Institute for Management Development in Lausanne, Switzerland.	43

Timothy Sullivan has served as our Chief Financial Officer and Treasurer since October 2017. From January 2014 to October 2017, Mr. Sullivan served as Partner at AJU IB Investment, a venture capital firm, at which he led the firm’s investments in life sciences companies. Prior to joining AJU IB Investment, from December 2011 to January 2014, Mr. Sullivan was Managing Director, Head of Life Sciences at RBS Citizens. Mr. Sullivan was an observer on our board of directors from November 2014 until October 2017. Mr. Sullivan has previously served as a director of G1 Therapeutics, Inc. and Molecular Templates, Inc. Mr. Sullivan received his M.B.A. from the Columbia Business School and his B.A. in Biology from Harvard University.	47

Federico Grossi, M.D., Ph.D. has served as our Executive Vice President of Clinical Development since October 2017, having previously served as our Vice President of Clinical Development from October 2014 to October 2017 and as our Clinical Research Director from April 2010 to June 2012. Dr. Grossi served as Executive Vice President of Potentia from October 2013 to September 2014, and as Clinical Research Director of Potentia from 2006 to April 2010. From June 2012 to October 2014, Dr. Grossi worked as an independent early stage clinical research consultant. Dr. Grossi received his M.D. from the University of Córdoba in Argentina and his Ph.D. in physiology from the University of Louisville. Following his post-graduate training in surgery, where he developed his expertise in microsurgery and composite tissue transplantation, Dr. Grossi joined the Plastic Surgery Research Laboratory at the University of Louisville.	43

Nicole Perry has served as our Vice President of Finance since April 2015. From April 2015 to June 2015, Ms. Perry also served as Vice President of Finance at Revon Systems, LLC, or Revon, a private health care technology platform company. From August 2000 to April 2015, Ms. Perry worked as an independent consultant providing services to clients primarily in the areas of financial reporting, internal control compliance and as a liaison with external accountants, bankers and legal counsel. Prior to having her consulting practice, Ms. Perry worked in the audit practices of PricewaterhouseCoopers and Deloitte. Ms. Perry is a Certified Public Accountant and received her B.B.A. in accounting, with distinction, from the University of Oklahoma.	53

Age

Lukas Scheibler, Ph.D. has served as our Executive Vice President of Research and Development since April 2018. From August 2015 to December 2017, Dr. Scheibler served as head of research and development and executive vice president at Acucela Inc., a biopharmaceutical company. From June 2008 until July 2015, he served in leadership roles in research and development at Alcon Laboratories, Inc., a subsidiary of Novartis AG focused on eye care products, including as vice president, head of ideation and technology evaluation center from October 2013 to July 2015 and as vice president, global head clinical trial management from October 2011 to October 2013. Dr. Scheibler received M.Sc. in chemistry from the University of Basel in Switzerland, a Ph.D. in chemistry from the University of Lausanne in Switzerland and completed his post-doctoral training at Harvard Medical School.	47

David Watson has served as our General Counsel and Vice President of Corporate Development since January 2014. From January 2014 to June 2015, Mr. Watson also served as general counsel and executive vice president of Revon. From 2006 to December 2013, Mr. Watson was a member at the law firm Frost Brown Todd LLC, where his practice included equity finance, mergers and acquisitions and securities transactions. Mr. Watson received his B.A. from Harvard College, his J.D. from Vanderbilt Law School and his M.A. in mathematics from the University of Kentucky.	45

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since 2015.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2017 and 2016.

Fee Category	2017	2016
Audit fees(1)	$893,947	$151,245
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$893,947	$151,245

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our IPO that was completed in November 2017 and other professional services provided in connection with regulatory filings or engagements.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2017 and 2016 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable rules of the Nasdaq Stock Market LLC, or Nasdaq, require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2018, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Cedric Francois, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Francois is not deemed to be an independent director under these rules because he is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers, other than Drs. Francois and Grossi, who are brothers-in-law.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the audit committee, compensation committee and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee and the nominating and corporate governance committee is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.apellis.com.

Audit Committee

The members of our audit committee are Alec Machiels, A. Sinclair Dunlop and Stephanie Monaghan O’Brien, and Mr. Machiels is chair of the audit committee. Our audit committee met four times during 2017. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Machiels is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations

Compensation Committee

The members of our compensation committee are Stephanie Monaghan O’Brien and Alec Machiels, and Ms. O’Brien is the chair of the compensation committee. Our compensation committee met twice during 2017. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing the evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation and management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure report if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

During 2017, the members of our compensation committee were Ms. O’Brien, Mr. Machiels and Bihua Chen, who resigned from the Board immediately prior to the effectiveness of the registration statement for our initial public offering. None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Gerald Chan, A. Sinclair Dunlop and Stephanie Monaghan O’Brien, and Dr. Chan is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee did not meet during 2017. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board of directors with respect to our board leadership structure and board committee structure;

•	making recommendations to our board of directors with respect to accepting director resignations;

•	developing and recommending corporate governance guidelines to our board of directors; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met 15 times during 2017. During 2017, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Corporate Governance “section of the “Investors & Media” section of our website, which is located at www.apellis.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.apellis.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman of the board runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Apellis Pharmaceuticals, Inc.,

6400 Westwind Way, Suite A,

Crestwood, Kentucky 40014

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 1-866-278-5991 and an e-mail address, which is APLS@openboard.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers in 2017. Our named executive officers for 2017 were Cedric Francois, Pascal Deschatelets and Timothy Sullivan.

This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

2017 Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers in the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Total ($)
Cedric Francois, M.D., Ph.D.(3)	2017	400,000	225,000	1,037,972	1,663,422
President & Chief Executive Officer	2016	325,000	290,000	882,511	1,497,511

Pascal Deschatelets, Ph.D.	2017	279,227	120,000	461,321	860,998
Chief Operating Officer	2016	250,000	135,000	567,737	952,737

Timothy Sullivan(4)	2017	68,939	40,000	2,187,760	2,296,699
Chief Financial Officer

(1)	The amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our named executive officers.
(2)	The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718.
(3)	Dr. Francois also serves as a member of our board of directors but does not receive any additional compensation for her service as a director.
(4)	Mr. Sullivan joined Apellis as our Chief Financial Officer in October 2017. The salary information for 2017 reflects the amount paid to Mr. Sullivan’s for the portion of the year during which he served as our Chief Financial Officer, based on his 2017 salary of $325,000.

Narrative Disclosure to Summary Compensation Table

During the past fiscal year, the Compensation Committee retained Radford, an AON Hewitt Company, or Radford, a national executive compensation consulting firm, because of its reputation and previous experience advising similarly situated companies. The Compensation Committee requested that Radford establish a compensation peer group; assess our executive compensation program and develop recommendations covering salary, bonus, incentive and equity compensation; review the peer group’s long-term incentive compensation trends; assist with governance related matters and risk-assessment; review and assist in designing an equity compensation strategy for non-officer employees; review and provide the committee advice regarding executive employment agreements, severance benefits and payments upon a change in control; and review our director compensation program. At the request of the Compensation Committee, Radford also conducted individual interviews with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations.

The Compensation Committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

In 2017, we paid annual base salaries of $400,000 to Dr. Francois, $279,227 to Dr. Deschatelets and $68,939 to Mr. Sullivan. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. In March 2018, in recognition that in 2017 base salaries were determined on the basis of compensation paid by comparable private companies and after considering base salaries paid by comparable public companies, our board of directors approved annual base salaries for 2018 of $555,000 for Dr. Francois, $400,000 for Dr. Deschatelets and $380,000 for Mr. Sullivan.

We do not have a formal performance-based bonus plan. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance. In addition, under the terms of the offer letter we entered into with Mr. Sullivan, he was eligible for a discretionary annual bonus of up to 20% of his annualized base salary in 2017. In December 2017, Dr. Francois, Dr. Deschatelets and Mr. Sullivan received cash bonuses of $225,000, $120,000 and $40,000, respectively, for services performed during 2017. In March 2018, our board of directors established target bonuses as a percentage of annual base salary for 2018 of 55% for Dr. Francois, 45% for Dr. Deschatelets and 40% for Mr. Sullivan.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

In August 2017, our board of directors granted options to purchase 421,940 and 187,529 shares of common stock to Dr. Francois and Dr. Deschatelets, respectively, at an exercise price equal to $4.31 per share. Each of these options will vest as to 25% of the shares on August 21, 2018 and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant, subject to continued service.

In October 2017, in connection with his appointment as the Chief Financial Officer of our company, our board of directors granted to Mr. Sullivan options to purchase 398,499 shares of our common stock at an exercise price equal to $10.03 per share. This option grant will vest as to 25% of the shares on October 18, 2018 and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant, subject to continued service.

In February 2018, our board of directors granted options to purchase 280,000, 110,000 and 25,000 shares of common stock to Dr. Francois, Dr. Deschatelets and Mr. Sullivan, respectively, at an exercise price equal to $14.95 per share. Each of these options vests with respect to 25% of the shares on February 16, 2019 and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant, subject to continued service.

We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for life and medical insurance for all of our employees, including our named executive officers.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2017, which consisted entirely of stock options.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date
Cedric Francois, M.D., Ph.D.	—	421,940	(1)	4.31	8/20/27
	162,078	191,547	(2)	3.76	2/7/26
	515,705	—		2.67	12/4/23
	468,823	—		2.14	5/12/20

Pascal Deschatelets, Ph.D.	—	187,529	(1)	4.31	8/20/27
	104,268	123,226	(2)	3.76	2/7/26
	398,499	—		2.67	12/4/23
	234,411	—		2.14	5/12/20

Timothy Sullivan	—	398,499	(3)	10.03	10/17/27

(1)	Granted on August 21, 2017. This option grant will vest as to 25% of the shares underlying the option on August 21, 2018. The remaining 75% of the shares underlying the option will vest in equal monthly installments thereafter through August 21, 2021, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.
(2)	Granted on February 8, 2016. This option grant vested as to 25% of the shares underlying the option on February 8, 2017. The remaining 75% of the shares underlying the option will vest in equal monthly installments thereafter through February 8, 2020, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.
(3)	Granted on October 18, 2017. This option grant will vest as to 25% of the shares underlying the option on October 18, 2018. The remaining 75% of the shares underlying the option will vest in equal monthly installments thereafter through October 18, 2021, subject to continued service. All shares subject to vesting under this option grant will vest in full and become immediately exercisable upon the closing of a change in control of our company.

Employment and Change in Control Arrangements

We entered into an offer letter with Mr. Sullivan, our chief financial officer, on October 9, 2017. The offer letter established the terms of his employment with us, including his title, salary, bonus and eligibility for benefits. Pursuant to the employment offer letter, on October 9, 2017, we granted to Mr. Sullivan stock options to purchase 398,499 shares of common stock. This award is subject to time-based vesting.

We do not currently have employment agreements with our named executive officers, although we may enter into such agreements in the future. We do not have any agreements with our named executive officers that provide for payments upon termination, retirement or in connection with a change in control of the company.

Other Agreements

We have also entered into employee confidentiality, inventions, non-solicitation, and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation, and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our full-time employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,500 in 2018, and have the amount of the reduction contributed to the 401(k) plan.

Director Compensation

The following table sets forth information regarding compensation earned by our non-employee directors during 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Gerald Chan, D.Sc.	10,514	810,595	821,109
A. Sinclair Dunlop	7,489	810,595	818,084
Alec Machiels	8,785	810,595	819,380
Stephanie Monaghan O’Brien	8,929	810,595	819,524

(1)	Amounts represent cash compensation for services rendered by each member of the board of directors.
(2)	In 2017, each of Dr. Chan, Mr. Dunlop, Mr. Machiels and Ms. O’Brien was granted an option to purchase 121,894 shares of our common stock under the 2017 Plan.
(3)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718.

Robert Adelman, M.D., Bihua Chen and Maha Katabi, Ph.D. were members of our board of directors until their voluntary resignation from our board of directors in November 2017 in connection with our initial public offering. Neither Dr. Adelman, Ms. Chen nor Dr. Katabi earned any compensation from us for their service a director in 2017.

During 2017, we did not pay any compensation to Cedric Francois, our President and Chief Executive Officer in connection with his service on our board of directors. Dr. Francois’ compensation is set forth and discussed under “Executive Compensation—2017 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table.”

Director Compensation Program

Prior to November 2017, we did not pay cash compensation to any non-employee director for his or her service as a director.

In October 2017, our board of directors approved a director compensation program that became effective at the time of our initial public offering in November 2017. This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee and the chairman of the board of directors receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee ($)	Chairman Additional Annual Fee ($)
Board of Directors	40,000	25,000
Audit Committee	8,000	8,000
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, on November 8, 2017, each non-employee director received options to purchase 121,894 shares of our common stock under the 2017 plan. Each of these options vested with respect to 50% of such options immediately upon grant, and will vest with respect to the balance of the options in 12 equal monthly installments with the first installment vesting on December 8, 2017, subject to the non-employee director’s continued service as a director. Each non-employee director that may be elected to our board of directors in the future will receive an option to purchase 35,161 shares of our common stock upon his or her initial election to the board of directors. Each of these options will vest with respect to one-third of the award on each of the first, second and third anniversaries of the grant date, subject to the non-employee director’s continued service as a director.

Further, on January 1st of each year, beginning on January 1, 2019, each non-employee director that has served on our board of directors for at least six months will receive an option to purchase 17,580 shares of our common stock. Each of these options will vest in four equal quarterly installments on April 1, July 1 and October 1 of the year in which the grant is made and on January 1 of the following year, unless otherwise provided at the time of grant, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program will become exercisable in full upon a change in control of our company, will be granted at an exercise price per share equal to the fair market value of our common stock on the date of grant, and will have a term of ten years.

As of December 31, 2017, our non-employee directors held the following stock options, all of which were granted under our 2010 Plan or 2017 Plan:

Name	Option Awards
Gerald Chan, D.Sc.	121,894
A. Sinclair Dunlop	121,894
Alec Machiels	309,423
Stephanie Monaghan O’Brien	121,894

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2017. As of December 31, 2017, we had three equity compensation plans, each of which was approved by our stockholders: our 2010 equity incentive plan, or the 2010 Plan, our 2017 stock incentive plan, or the 2017 Plan and our 2017 employee stock purchase plan, or the 2017 ESPP.

	As of December 31, 2017
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	6,355,581	$4.78	1,144,859
Equity compensation plans not approved by security holders	—	—	—
Total	6,355,581	4.78	1,144,859

(1)	Consists of our 2010 Plan, 2017 Plan and 2017 ESPP.
(2)	As of December 31, 2017, 1,144,859 shares were available for issuance under our 2017 Plan, which became effective on November 8, 2017, the effective date of our initial public offering. The number of shares of our common stock reserved for issuance under the 2017 Plan will be increased (i) from time to time by the number of shares of our common stock subject to outstanding awards under our 2010 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, and (ii) annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of (a) 4,219,409 shares of our common stock, (b) 4.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (c) an amount determined by our board of directors. On January 1, 2018, an additional 2,023,366 shares of our common stock were reserved for issuance under the 2017 Plan pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2017 Plan in the table above.
(3)	As of December 31, 2017, 468,823 shares were reserved for issuance under our 2017 ESPP, which became effective on November 8, 2017, the effective date of our initial public offering. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of (i) 937,646 shares of our common stock, (ii) 1.0% of the number of shares of our common stock outstanding on the first day of the fiscal year and (iii) an amount determined by our board of directors. No shares have been issued from the 2017 ESPP. On January 1, 2018, an additional 503,341 shares of our common stock were reserved for issuance under the ESPP Plan pursuant to this provision, which shares are not reflected in the number of shares available for issuance under the 2017 ESPP in the table above.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2017 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Series E Convertible Preferred Stock Financing

In August 2017, we issued and sold an aggregate of 7,792,035 shares of our series E convertible preferred stock at a price per share of $2.571, for an aggregate purchase price of $20.0 million. The following table sets forth the number of shares of our series E convertible preferred stock purchased by directors, executive officers or 5% stockholders and their respective affiliates and the aggregate purchase price paid for such shares. Upon the closing of our initial public offering, all of the outstanding shares of our Series E convertible preferred stock converted into shares of our common stock.

Name	Shares of Series E Convertible Preferred Stock Purchased	Aggregate Purchase Price
Morningside Venture Investments, Ltd.(1)(2)	259,302	$666,665
venBio Global Strategic Fund II LP(1)	648,256	1,666,666
venBio Select Fund LLC(1)	388,953	999,998
Cormorant Private Health Care Fund I, LP	523,986	1,347,168
Cormorant Global Healthcare Master Fund	102,878	264,499
CRMA SPV LP	21,392	54,998
New Emerging Medical Opportunities Fund III, L.P. (Sectoral)	1,037,209	2,666,664
Sectoral Asset Management Holding Ltd.	259,302	666,665
Epidarex Capital I, LP	12,965	33,333

Total	3,254,242	$8,366,658

(1)	See “Principal Stockholders” for more information about shares held by this entity.
(2)	Dr. Chan and Ms. O’Brien are members of our board of directors who have been designated by Morningside Venture Investments, Ltd., or MVIL. Each of Dr. Chan and Ms. O’Brien disclaims beneficial ownership of all shares held by MVIL.
(3)	Mr. Dunlop is a member of our board of directors who is an affiliate of Epidarex.

Participation in Initial Public Offering

In November 2017, we completed our initial public offering in which we issued and sold an aggregate of 10,714,000 shares of our common stock at a price to the public of $14.00 per share. In addition, in December 2017, we issued and sold an additional 981,107 shares of its common stock at a price to the public of $14.00 per share pursuant to the underwriters’ partial exercise of their over-allotment option. Certain of our 5% stockholders and their affiliates purchased an aggregate of 3,202,514 shares of our common stock in the initial public offering. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Hillhouse WHP Holdings Limited(1)	1,428,571	$19,999,994
Cormorant Funds(1)	1,071,428	14,999,992
Morningside Venture Investments, Ltd.(1)(2)	575,000	8,050,000
VenBio Global Strategic Fund(1)	127,515	7,785,210

(1)	See “Principal Stockholders” for more information about shares held by this entity
(2)	Dr. Chan and Ms. O’Brien are members of our board of directors who have been designated by MVIL. Each of Dr. Chan and Ms. O’Brien disclaims beneficial ownership of all shares held by MVIL.

Danforth Advisors

In August 2015, we engaged Danforth Advisors, LLC, or Danforth, a consulting firm specializing in providing financial and strategic support to life sciences companies and a controlled affiliate of Daniel Geffken, who served as our interim Chief Financial Officer from August 2015 until October 2017. Pursuant to a consulting agreement effective September 2015, we paid professional fees to Danforth of $236,295 in 2017.

Employment Relationship with Federico Grossi

Federico Grossi, our Executive Vice President of Clinical Development, is the brother-in-law of Dr. Francois. Dr. Grossi has been an employee since September 2014 and currently receives an annual salary of $300,000. During the year ended December 31, 2017, Dr. Grossi received total salary compensation of $263,987. We paid Dr. Grossi a bonus of $120,000 in December 2017 and he was granted options in 2017 with an aggregate grant date fair value of $172,995, as computed in accordance with ASC Topic 718.

Investors’ Rights Agreement

We are a party to an investors’ rights agreement, dated as of August 7, 2017, with certain stockholders, who purchased our preferred stock, including some of our directors and 5% stockholders and their affiliates and entities affiliated with our officers and directors. The investors’ rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification of Officers and Directors

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. In the case of those of our directors who are affiliated with certain of our 5% stockholders or their affiliates, the indemnification agreements also provide for indemnification of the applicable 5% stockholder or affiliate.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2018 by:

•	each of our directors;

•	our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock

The column entitled “Percentage Beneficially Owned” is based on a total of 50,429,020 shares of our common stock outstanding as of March 31, 2018.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2018 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Apellis Pharmaceuticals, Inc., 6400 Westwind Way, Suite A, Crestwood, Kentucky 40014.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Morningside Venture Investments, Ltd.(1)	11,353,303	22.5
Potentia Holdings, LLC(2)	3,826,601	7.6
venBio Global Strategic Fund II LP(3)	3,579,305	7.1
Cormorant Funds(4)	3,768,756	7.5
Hillhouse Funds(5)	3,527,152	7.0
Named Executive Officers and Directors
Cedric Francois, M.D., Ph.D.(6)(12)	1,747,849	3.4
Pascal Deschatelets, Ph.D.(7)(12)	1,322,327	2.6
Timothy Sullivan	—	—
Gerald Chan(8)	91,421	*
A. Sinclair Dunlop(9)	678,473	1.3
Alec Machiels(10)(12)	895,006	1.8
Stephanie Monaghan O’Brien(11)	91,421	*
All Executive Officers and Directors as a Group (11 persons)(12)	4,956,366	9.3

*Represents beneficial ownership of less than 1% of our outstanding stock.

(1)	Louise Mary Garbarino, Jill Marie Franklin, Peter Stuart Allenby Edwards and Raymond Long Sing Tang, the directors of MVIL, share voting and dispositive control over the shares held by MVIL. The address for MVIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco.
(2)

Potentia’s board of directors has voting and dispositive control over the shares held by Potentia. The members of the Potentia board of directors are Cedric Francois, Alec Machiels, David Darst Jr., Stephen Gilles, Marie-Claude Bernal, Doug Onsi and Sinclair Dunlop. Because the board of directors acts by majority approval, none of the members of Potentia’s board of directors has individual voting or investment power with respect to such shares. We expect that Potentia may distribute the shares of our common stock it holds to its stockholders at a future time after the closing of this offering. See “Transactions with Related Persons” for more information.
(3)	venBio Global Strategic GP II, L.P., or the General Partner, is the sole general partner of venBio Global Strategic Fund II LP, or venBio. venBio Global Strategic GP II, Ltd., or GP Ltd., is the sole general partner of the General Partner. Robert Adelman and Corey Goodman are directors of the GP Ltd. As the sole general partner of the Fund, the General Partner may be deemed to own beneficially the venBio Shares. As the sole general partner of the General Partner, the GP Ltd. likewise may be deemed to own beneficially the venBio Shares. As directors of the GP Ltd., each of the Directors likewise may be deemed to own beneficially the venBio Shares. The address for venBio, the General Partner and GP Ltd. is c/o venBio Partners, LLC, 1700 Owens Street, Suite 595, San Francisco, CA 94158. We obtained the information regarding beneficial ownership of these shares solely from a Schedule 13G that was filed with the SEC on February 9, 2018.
(4)	Consists of shares of common stock beneficially owned by Cormorant Global Healthcare Master Fund, LP, or the Master Fund, and shares of common stock beneficially owned by Cormorant Private Healthcare Fund I, LP, or Fund I, and a managed account, or the Account. Cormorant Global Healthcare GP, LLC serves as the general partner of the Master Fund. Cormorant Asset Management, LLC serves as the investment manager to the Master Fund, Fund I and the Account. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Asset Management, LLC and may be deemed to have sole voting and investment power of the securities held by the Master Fund, Fund I and the Account. The address of the Master Fund, Fund I, the Account and Cormorant Asset Management, LLC is 200 Clarendon Street, 52nd Floor, Boston, MA 02116. We obtained the information regarding beneficial ownership of these shares solely from the Amendment No. 1 to Schedule 13G that was filed with the SEC on February 14, 2018.
(5)	Consists of shares of common stock beneficially owned by Hillhouse WHP Holdings Limited, or WHP, Gaoling Fund, L.P., or Gaoling, and YHG Investment, L.P., or YHG. WHP is owned by Hillhouse Fund II, L.P., or Fund II. Hillhouse Capital Management, Ltd., or Hillhouse Capital, acts as the sole management company of Fund II and Gaoling and sole general partner of YHG. Hillhouse Capital is deemed to be the sole beneficial owner of, and to solely control the voting and investment power of, the shares of Common Stock held by Fund II, Gaoling and YHG. The address for Hillhouse Capital is Suite 1608, One Exchange Square, 8 Connaught Place, Hong Kong. We obtained the information regarding beneficial ownership of these shares solely from a Schedule 13G that was filed with the SEC on February 14, 2018.
(6)	Consists of (i) 329,996 shares of common stock held by Dr. Francois, (ii) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy and for which Fiduciary Trust Company of New England serves as trustee, and (iii) 1,183,442 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(7)	Consists of (i) 561,452 shares of common stock and (ii) 760,875 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(8)	Consists of 91,421 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(9)	Consists of (i) 587,052 shares of common stock held by affiliated entities and (ii) 91,421 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(10)	Consists of (i) 381,325 shares of common stock; (ii) 234,411 shares of common stock held by The Francois-DuBois Educational Trust, as to which Mr. Machiels holds a voting proxy, and (iii) 278,950 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(11)	Consists of 91,421 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(12)	See “Transactions with Related Persons” for information regarding the possible distribution of a portion of the shares of our common stock held by Potentia to Drs. Francois and Deschatelets, and Messrs. Machiels and Dunlop, which shares are not reflected in these beneficial ownership amounts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2017 by Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2017 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

By the audit committee of the board of directors of Apellis Pharmaceuticals, Inc.

Alec Machiels, Chair

A. Sinclair Dunlop

Stephanie Monaghan O’Brien

April 25, 2018

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2017 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Apellis Pharmaceuticals, Inc., 6400 Westwind Way, Suite A, Crestwood, Kentucky 40014, Attention: General Counsel, telephone: (502) 241-4114. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2019 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2019 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2018. However, if the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2019 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Apellis Pharmaceuticals, Inc., 6400 Westwind Way, Suite A, Crestwood, Kentucky 40014, Attention: General Counsel.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2019 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 4, 2019 and no later than March 6, 2019.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Cedric Francois
Cedric Francois
President and Chief Executive Officer

ANNUAL MEETING OF APELLIS PHARMACEUTICALS, INC.

Date:	Monday, June 4, 2018
Time:	11:00 A.M. (Eastern Time)
Place:	Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2.

1:	To elect one Class I director to hold office until the 2021 annual meeting of stockholders.
Nominees:
(01) Stephanie Monaghan O’Brien

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Apellis Pharmaceuticals, Inc.

to be held on Monday, June 4, 2018

for Holders as of April 10, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/apls	866-362-4346

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Cedric Francois, Timothy Sullivan and David Watson and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Apellis Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 5:00 P.M., Eastern Time, June 3, 2018.

PROXY TABULATOR FOR APELLIS PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #